UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-23264	35-1542018
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE, SUITE 700, INDIANPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 317-266-0100

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 15, 2010, dividends to holders of our 6.25% Series A Cumulative Convertible Preferred Stock (“Preferred Stock”) were in arrears for six consecutive quarterly periods. Under the terms of our Preferred Stock, those holders are entitled at our next meeting of shareholders to elect two directors to our board of directors. Their right to elect two directors continues until we have paid in full the dividends that are in arrears. A press release announcing the timing of our next shareholders’ meeting and the ability of the holders of the Preferred Stock to nominate and elect two directors is being issued at the time of this filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99	Press release regarding ability of Series A Preferred Stock holders to elect two directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: April 15, 2010

EMMIS COMMUNICATIONS CORPORATION

By:   /s/ J. Scott Enright
Name:  J. Scott Enright
Title:  Executive Vice President,
General Counsel and Secretary